SECURITIES AND EXCHANGE COMMISSION

                               Washington, D. C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

                                    Date of Report

                                   December 19, 1996

                                     FISERV, INC.
               (Exact name of registrant as specified in its charter)

                                      Wisconsin
                   (State or other jurisdiction of incorporation)


                        0-14948                          39-1506125
               (Commission File Number)      (IRS Employer Identification No.)

                   255 FIserv Drive                        53045
                 Brookfield, Wisconsin                   (Zip code)
                 (Address of principal
                  executive offices)


                 Registrant's telephone number, including area code
                                   (414) 879-5000

ITEM 7. (C) EXHIBITS.

   (1)  News release by Fiserv, Inc., dated December 18, 1996.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                FISERV, INC.


                                By /S/ EDWARD P. ALBERTS
                                ------------------------
                                EDWARD P. ALBERTS
                                Senior Vice President - Finance

Date:  December 19, 1996

For release:  December 18, 1996


        Fiserv and Canadian Imperial Bank of Commerce Finalize Agreement for
                 New Items Processing Services Company in Canada


              Brookfield, Wisconsin, December 18, 1996--Fiserv, Inc. (NASDAQ:FISV) and Canadian Imperial Bank of Commerce (CIBC) announced today that they have finalized their previously announced agreement establishing a new items processing services company in Canada.

              The new company, Intria Items Inc., will be jointly owned by Fiserv Solutions of Canada Inc. (Fiserv Canada) and Intria Corporation (Intria), a wholly owned technology subsidiary of CIBC. Specifically, Fiserv Canada will manage and support all the CIBC item processing and currency operations centers throughout Canada by directing the required technology and resources of Intria. Fiserv also will play a significant role in long-term strategy development and marketing of Intria Items services.

              The new company's focus will be on growing areas of item processing, including automated teller machine activities, night deposits, corporate deposits, payment processing, verification and account maintenance, records management and customer account statements.

              According to the agreement, Fiserv will share in the success of Intria Items through efficiencies and process improvements and as other entities participate. Initial annualized revenues for Intria Items will be approximately $112 million (U.S.).

              "This agreement is especially significant for Fiserv," said Leslie
     M. Muma, Vice Chairman, President and Chief Operating Officer for Fiserv, Inc. "It marks a new milestone for our growth in both the items business and in entering new market areas of opportunity. Fiserv Canada and Intria Items are well positioned to combine the most advanced technologies and professional resources of the CIBC/Intria organization, along with the proven performance of Fiserv, to benefit this partnership in Canada. We look forward to our future together."

              It is expected that there will be other partners as well as clients of Intria Items, including financial institutions, governments and other organizations benefiting from the advanced infrastructure and support services provided by Intria Items for processing financial transactions.

              The Fiserv Solutions of Canada management team is composed of former senior CIBC employees.

              In conjunction with the agreement, Kenneth Acheson, formerly with CIBC as Senior Vice President, Processing Operations, has been named President of Fiserv Solutions of Canada reporting to Norman G. Balthasar, Group President for Fiserv, Inc.

              Burt Napier, CIBC Executive Vice President, Operations and Technology, will act as Intria's Chief Executive Officer. He will be supported by Harriet Velazquez, CIBC Vice President, Partnership Strategies, Office of the EVP Personal & Commercial Bank, as Intria's acting President.

              "With the infrastructure of Intria, Fiserv Solutions of Canada and Intria Items, we will be able to meet the needs of CIBC and other institutions who are demanding banking solutions that are better, faster, more convenient and cost-effective," said Napier. "The expertise of these professionals who have joined together to deliver these solutions is unparalleled in our industry. Most notably, the professionalism of the Fiserv and Intria team will provide CIBC and the clients of Intria Items with a significant competitive advantage in serving customers. This is, indeed, a best-in-class initiative."

              CIBC is one of North America's largest financial institutions with more than $199 billion (Canadian) in assets and 41,000 employees offering a full range of products and services through 1,400 branches and offices across Canada and around the world.

              Fiserv leads the financial industry in maintaining, managing and supporting item processing centers throughout North America, processing over 4 billion items annually.

              A publicly held company headquartered in Brookfield, Wis., Fiserv, Inc. (NASDAQ:FISV) is an independent provider of financial data processing systems and related information management services and products to more than 5,000 banks, credit unions, mortgage firms and savings institutions worldwide.

                                      # # #

     For more information:
         Leslie M. Muma                              Paul Howard
         Vice Chairman, President, COO               CIBC
         Fiserv, Inc.                                Toronto
         (414) 879-5000                              (416) 980-4111